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As filed with the United States Securities and Exchange Commission on September 21, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLSCOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-3430194 (I.R.S. Employer Identification No.)

901 S. Bond Street, Suite 600
Baltimore, MD 21231
(410) 931-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Bradley L. Bacon
Vice President, General Counsel & Corporate Secretary
WillScot Corporation
901 S. Bond Street, Suite 600
Baltimore, MD 21231
(410) 931-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
William F. Schwitter
Jeffrey J. Pellegrino
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY, 10020
(212) 610-6300

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Class A Common Stock, par value $0.0001 per share	10,373,102	$16.85	$174,786,786.70	$21,760.95

(1)
Consists of 10,373,102 shares of the Registrant's Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), registered for resale by the Selling Stockholders named in this registration statement.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is also registering an indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $16.85, which is the average of the high and low prices of the Class A Common Stock on September 20, 2018 on the Nasdaq Capital Market.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2018

PRELIMINARY PROSPECTUS

WILLSCOT CORPORATION

10,373,102 Shares of Common Stock

        The selling stockholders named in this prospectus (the "Selling Stockholders") may offer and sell from time to time up to 10,373,102 shares of our Class A Common Stock, par value $0.0001 per share ("Common Stock"), covered by this prospectus. Of these shares, approximately 3.6 million are subject to restrictions on transfer until February 15, 2019, as described herein. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

        Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. The Selling Stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the Selling Stockholders. We provide more information about how the Selling Stockholders may sell the shares of Common Stock in the section entitled "Plan of Distribution."

        Our Common Stock is traded on the Nasdaq Capital Market ("Nasdaq") the symbol "WSC." On September 20, 2018, the last reported sales price of the Common Stock was $17.10 per share.

        We are an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements.

        Investing in our securities involves a high degree of risk. You should carefully consider the information discussed under the section entitled "Risk Factors" on page 6 of this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference into this prospectus).

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, in this prospectus, "company," "we," "us," "our" and "ours" refer to: (i) for the periods prior to the completion of WillScot Corporation's business combination (the "Business Combination") with Williams Scotsman International, Inc. ("WSII") on November 29, 2017, WSII and its subsidiaries, and (ii) for the periods following the completion of the business combination, WillScot Corporation and its subsidiaries, including WSII and its subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the shares of Common Stock described in this prospectus in one or more offerings. A prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Specifically, forward-looking statements may include statements relating to:

  •
  our ability to effectively compete in the modular space and portable storage industry;

  •
  changes in demand within a number of key industry end-markets and geographic regions;

  •
  effective management of our rental equipment;

  •
  our ability to acquire and successfully integrate new operations;

  •
  market conditions and economic factors beyond our control;

  •
  our ability to properly design, manufacture, repair and maintain our rental equipment;

  •
  our operating results or financial estimates fail to meet or exceed our expectations;

  •
  operational, economic, political and regulatory risks;

  •
  the effect of changes in state building codes on our ability to remarket our buildings;

  •
  our ability to effectively manage our credit risk, collect on our accounts receivable, or recover our rental equipment;

  •
  foreign currency exchange rate exposure;

  •
  increases in raw material and labor costs;

  •
  our reliance on third party manufacturers and suppliers;

  •
  risks associated with labor relations, labor costs and labor disruptions;

  •
  failure to retain key personnel;

  •
  the effect of impairment charges on our operating results;

  •
  our inability to recognize or use deferred tax assets and tax loss carry forwards;

  •
  our obligations under various laws and regulations;

  •
  the effect of litigation, judgments, orders or regulatory proceedings on our business;

  •
  unanticipated changes in our tax obligations;

  •
  any failure of our management information systems;

  •
  our ability to design, implement and maintain effective internal controls, including disclosure controls and controls over financial reporting;

  •
  natural disasters and other business disruptions;

  •
  our exposure to various possible claims and the potential inadequacy of our insurance;

  •
  our ability to deploy our units effectively, including our ability to close projected unit sales;

  •
  any failure by our prior owner or its affiliates to perform under or comply with our transition services and intellectual property agreements;

  •
  our ability to fulfill our public company obligations;

  •
  our subsidiaries' ability to meet their debt service requirements and obligations;

  •
  our subsidiaries' ability to take certain actions, or to permit us to take certain actions, under the agreements governing their indebtedness; and

  •
  other risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 4, 2018 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 8, 2018 which are incorporated herein by reference.

        Our forward-looking statements speak only as of the date and time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 INFORMATION ABOUT WILLSCOT CORPORATION

        This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in "Where You Can Find More Information" and "Documents Incorporated by Reference."

The Company

        Headquartered in Baltimore, Maryland, we are a market leader in the North America specialty rental services industry. We provide innovative modular space and portable storage solutions to diverse end markets utilizing a branch network of over 120 locations throughout the United States, Canada and Mexico.

        We lease modular space and portable storage units to customers in the commercial and industrial, construction, education, energy and natural resources, government and other end-markets. We deliver "Ready to Work" solutions through our growing offering of value-added products and services ("VAPS"), such as the rental of steps, ramps, and furniture packages, damage waivers and other amenities. These turnkey solutions offer customers flexible, low-cost and timely solutions to meet their space needs on an outsourced basis. We complement our core leasing business by selling both new and used units, allowing us to leverage our scale, achieve purchasing benefits and redeploy capital employed in our lease fleet. Our sales services including delivery, installation and other ancillary products and services.

        We are the holding company for WSII and its subsidiaries (the "Williams Scotsman family of companies"). All of our assets and operations are owned through Williams Scotsman Holdings Corp. ("WS Holdings"). We operate and own approximately 91.0% of WS Holdings, and an affiliate of TDR Capital LLP (together with its affiliates, "TDR Capital") owns the remaining approximately 9.0%.

        We were originally formed as a Cayman Islands exempted company in June 2015 and were incorporated as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination transaction. We completed a business combination transaction on November 29, 2017 pursuant to which we acquired the Williams Scotsman family of companies, deregistered as a Cayman Islands exempted company, domesticated as a Delaware corporation and changed our name to WillScot Corporation.

        Our Common Stock is traded on the Nasdaq Capital Market under the symbol "WSC."

Executive Offices

        Our principal executive offices are located at 901 S. Bond Street, Suite 600, Baltimore, Maryland. Our telephone number is (410) 931-6000. Our website address is www.willscot.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under "Cautionary Note Regarding Forward-Looking Statements," you should carefully consider the specific risks set forth herein and in the documents incorporated by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to our Common Stock

The price of our Common Stock may be volatile, which could cause the value of your investment to decline.

        The market price of our Common Stock has fluctuated, and may in the future continue to fluctuate, significantly from time to time, and may be influenced by many factors, some of which are beyond our control, including those described in this "Risk Factors" section and the following:

  •
  the factors described above under the heading "Cautionary Note Regarding Forward-Looking Statements;" and

  •
  the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

        Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of shares of our Common Stock and the value of your investment. Occasionally, periods of volatility in the market price of a company's securities may lead to the institution of securities class action litigation against a company. If we are subject to such volatility in the price of shares of our Common Stock, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management's attention and resources, each of which would have a material adverse effect on our business and operating results and the market price of shares of Common Stock may decline.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception of the likelihood of such sales, could depress the market price of shares of our Common Stock.

        Sales of a substantial number of shares of our Common Stock in the public markets and the availability of those shares for sale could adversely affect the market price of our Common Stock. Such sales, or the perception in the market that holders of a large number of shares intend to sell shares, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. Under our existing Amended and Restated Registration Rights Agreement, dated November 29, 2017 (the "2017 Registration Rights Agreement") by and among the Company and the investors party thereto, including an affiliate of TDR Capital, certain of the Founders (as defined below) certain of our directors and certain transferees of the Founders (the "Registration Rights Parties"), the Registration Rights Parties have the right to request an unlimited number of demands, customary shelf registration rights, subject to certain conditions, and piggyback registration rights with respect to registration statements filed by us. In connection with the closing of the ModSpace Acquisition (as defined below), we entered into a registration rights agreement dated July 26, 2018 by and among the Company and certain of the sellers of ModSpace (the "ModSpace Investors") who received the Common Stock and ModSpace Warrants as part of the consideration for the ModSpace Acquisition (the "2018 Registration Rights Agreement"). The 2018 Registration Rights

Agreement provides the ModSpace Investors with the right to request an unlimited number of demands at any time and customary shelf registration rights, subject to certain conditions. The Registration Rights Parties and ModSpace Investors also may request that we include such Common Stock in certain future registration statements or offerings of Common Stock by us. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

If securities or industry analysts cease to publish research, or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

        The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecasts of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not intend to pay dividends on our Common Stock so any returns will be limited to the value of our Common Stock.

        We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Our principal stockholder controls a majority of our outstanding Common Stock and it may take actions or have interests that may be adverse to or conflict with those of our other stockholders and may materially adversely affect the price of our Common Stock.

        Sapphire Holding S.à r.l. ("Sapphire"), an entity controlled by TDR Capital, beneficially owned approximately 53.7% of our outstanding shares of Common Stock as of September 20, 2018. Sapphire's ownership of our Common Stock may adversely affect the trading price for our Common Stock to the extent investors perceive disadvantages in owning shares of a company with a majority stockholder or in the event Sapphire takes any action with its shares that could result in an adverse impact on the price of our Common Stock, including any pledge or other use of its share of our Common Stock in connection with a loan.

        Sapphire informed us that on August 22, 2018, Sapphire pledged all 49,041,906 shares of Common Stock that it owns (the "Pledged Shares") as security under a margin loan agreement pursuant to which they borrowed an aggregate of $125.0 million. An event of default under the margin loan agreement could result in the foreclosure on the pledged securities and a subsequent sale of a significant number of shares of our Common Stock by the lender, which could cause the market price of our Common Stock to decline. Moreover, the occurrence of a foreclosure, and a subsequent sale of all, or substantially all, of the Pledged Shares could result in a change of control under our amended asset-based loan facility and the indentures governing our issued and outstanding notes, even when such change may not be in the best interest of our stockholders. Such sale of the Pledged Shares may also result in another stockholder beneficially owning a significant amount of our Common Stock and being able to exert a significant degree of influence or actual control over our management and affairs. Such stockholder's interests may be different from or conflict with those of our other stockholders.

 USE OF PROCEEDS

        All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

        The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

 SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by the Selling Stockholders of up to 10,373,102 shares of Common Stock. Of these shares, approximately 3.6 million are subject to restrictions on transfer until February 15, 2019, as described herein. The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to the 2017 Registration Rights Agreement and the 2018 Registration Rights Agreement.

        The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the "Selling Stockholders" in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders' interest in the shares of Common Stock after the date of this prospectus.

        The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders for which we are registering the shares of Common Stock for resale to the public, and the aggregate principal amount that the Selling Stockholders may offer pursuant to this prospectus. In calculating percentages of shares of Common Stock owned by a particular holder, we treated as outstanding the number of shares of Common Stock issuable upon exercise of that particular holder's warrants, if any, (excluding any warrants issued in connection with the ModSpace Acquisition, which are not exercisable until February 11, 2019) and did not assume exercise of any other holder's warrants.

        We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

        Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder's securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares and warrants registered on its behalf. A Selling Stockholder may sell all, some or none of such securities in this offering. See "Plan of Distribution."

        All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders under this prospectus. The percentage of our shares owned after the offering is based on 100,303,003 shares of common stock outstanding as of September 20, 2018. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of Common Stock indicated as beneficially owned.

        Unless otherwise indicated, the address of each beneficial owner listed on the table below is 901 S. Bond St., Suite 600, Baltimore, Maryland 21231. Except as indicated below or as otherwise described in this prospectus, each of the Selling Stockholders has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage Beneficially Owned Before the Offering	Shares of Common Stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
ABS Capital Partners II, LP(1)	1,133	*	1,133	100.0%	—	—
BayCity Long-Short Credit Master Fund LTD(2)	14,417	*	14,417	100.0%	—	—
Bessam Al-Tikriti(3)	14,250	*	14,250	100.0%	—	—
Blue Falcon Limited(4)	76,347	*	76,347	100.0%	—	—
Brookdale Global Opportunity Fund(5)	15,589	*	15,589	100.0%	—	—
Brookdale International Partners, L.P.(6)	31,650	*	31,650	100.0%	—	—
Brookfield Credit Opportunities Master Fund L.P.(7)	2,670,154	2.6%	267,349	10.0%	2,402,805	2.4%
Carl Marks Strategic Investments, LP(8)	557,011	*	557,011	100.0%	—	—
Carl Marks Strategic Opportunities Fund II, LP(9)	712,647	*	712,647	100.0%	—	—
Charles Paquin(10)	104,563	*	104,563	100.0%	—	—
Corre Opportunities II Master Fund, LP(11)	59,971	*	59,971	100.0%	—	—
Corre Opportunities Qualified Master Fund, LP(12)	149,938	*	149,938	100.0%	—	—
Dennis A. Miller(13)	225,000	*	25,000	11.1%	200,000	*
Eli Baker(14)	575,469	*	332,969	57.9%	242,500	*
Fredric D. Rosen	719,607	*	25,000	3.5%	694,607	*
Geode Diversified Fund(15)	42,215	*	42,215	100.0%	—	—
Gordian Acquisition Corp.(16)	17,203	*	17,203	100.0%	—	—
Gordian Group, LLC(17)	864	*	864	100.0%	—	—
Harry E. Sloan(18)	5,754,688	5.6%	3,329,687	57.9%	2,425,000	2.4%
James Graf(19)	575,469	*	332,969	57.9%	242,500	*
James M. McNamara(20)	850,000	*	25,000	100.0%	825,000	*
Jeff Sagansky	4,693,357	4.6%	2,663,750	56.8%	2,029,607	2.0%
KLS Diversified Master Fund L.P.(21)	1,481,148	1.5%	1,481,148	100.0%	—	—
Long Ball Partners, LLC(22)	291,588	*	76,588	26.3%	215,000	*
Marc Boily(23)	9,500	*	9,500	100.0%	—	—
Scott Vogel(24)	6,344	*	6,344	100.0%	—	—

*
Less than 1%

(1)
The business address of ABS Capital Partners II, LP is 400 East Pratt St., Suite 910, Baltimore, MD 21202. ABS Partners II, LLC ("ABS II") is the general partner of ABS Capital Partners II, LP. The managing members of ABS II are Donald B. Hebb, Jr. and Timothy T. Weglicki (collectively, the "ABS Managers") and are indirect beneficial owners of the reported securities. ABS II and each of the ABS Managers disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. ABS II has voting and dispositive power over these shares.

(2)
The business address of BayCity Long-Short Credit Master Fund LTD (the "BayCity Fund") is 555 California St., Suite 3100, San Francisco, CA 94104. Symphony Asset Management, LLC ("SAM") is the investment advisor to the BayCity Fund. SAM is indirectly wholly-owned by Teachers Insurance & Annuity Association of America, a New York stock life insurance company ("TIAA"). SAM and TIAA may be deemed to beneficially own the securities held by the fund. Sam and TIAA disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein.

(3)
The business address of Bessam Al-Tikriti is 47 Sherman Dr., Malvern, PA 19355.

(4)
The business address of Blue Falcon Limited is Willow House Cricket Square, Grand Cayman KY1-1107. Mesirow Financial Investment Management, Inc. serves as investment manager to Blue Falcon Limited.

(5)
The business address of Brookdale Global Opportunity Fund ("BGO") is 222 Berkeley St., 16th Floor, Boston, MA 02116. Weiss Asset Management LP ("WAM") is the investment manager of Brookdale International Partners, L.P. ("BIP") and BGO (together with BIP, the "Brookdale Funds"). BIP GP LLC ("BIP GP") is the general partner of BIP. WAM GP LLC ("WAM GP") is the general partner of WAM. Andrew Weiss is the managing member of BIP GP and WAM GP. Each of WAM, WAM GP and Andrew Weiss may be deemed to beneficially own the securities owned by the Brookdale Funds, and BIP GP may be deemed to beneficially own the securities held by BIP. Andrew Weiss, BIP GP, WAM and WAM GP each disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. WAM is the investment manager of the Brookdale Funds. BIP GP is the general partner of BIP. WAM GP is the general partner of WAM.

(6)
The business address of BIP is 222 Berkeley St., 16th Floor, Boston, MA 02116. Andrew Weiss is the managing member of BIP GP and WAM GP. Each of WAM, WAM GP and Andrew Weiss may be deemed to beneficially own the securities owned by the Brookdale Funds, and BIP GP may be deemed to beneficially own the securities held by BIP. Andrew Weiss, BIP GP, WAM and WAM GP each disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein.

(7)
The business address of Brookfield Credit Opportunities Master Fund L.P. (the "Brookfield Fund") is 250 Vesey St., New York, NY 10281. Brookfield Asset Management Private Institutional Capital Adviser (Credit), LLC ("BAM PIC Credit") is the investment manager to the Brookfield Fund. Brookfield Private Equity Holdings LLC ("BPEH") is the managing member of BAM PIC Credit. Brookfield US Corporation ("BUC") is the managing member of BPEH. Brookfield US Holdings Inc ("BUH") is the owner of BUC. Brookfield Holdings Canada ("BHC") is the owner of BUH. Brookfield Asset Management Inc. ("BAM"), a publicly traded Canadian corporation, is the owner of BHC. BAMPIC Credit, BPEH, BUC, BUH, BHC and BAM may be deemed to beneficially own the securities held by the Brookfield Fund. BAM PIC Credit, BPEH, BUC, BUH, BHC and BAM each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest. The Brookfield Fund is an affiliate of a broker dealer, however, the Brookfield Fund represented to us that it purchased these shares of Common Stock in the ordinary course of business, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock.

(8)
The business address of Carl Marks Strategic Investments, L.P. ("CMSI") is 900 Third Ave., 33rd Floor, New York, NY 10022. Carl Marks Management Company, LLC ("CMMC") is an investment adviser, on a discretionary basis, to CMSI and Carl Marks Strategic Opportunities Fund II, L.P. ("CMSO II," and together with CMSI, the "CM Funds"). CMSI GP, LLC ("CMSI GP") is the general partner of CMSI. Carl Marks GP II, LLC ("CMSO II GP") is the general partner of CMSO II. The managing members of CMMC are Andrew M. Boas, Robert C. Ruocco and James F. Wilson (collectively the "CM Members"). CMMC, CMSI GP, CMSO II GP and each of the CM members may be deemed to beneficially own the securities held by the CM Funds. CMMC, CMSI GP and CMSO II GP and each of the CM members each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. One of the CM Members has an indirect financial interest in Carl Marks Securities LLC, however, CMSI represented to us that it purchased these shares of Common Stock in the ordinary course of business, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of common stock.

(9)
The business address of CMSO II is 900 Third Ave., 33rd Floor, New York, NY 10022. CMMC is an investment adviser, on a discretionary basis, to the CM Funds. CMSI GP is the general partner of CMSI. CMSO II GP is the general partner of CMSO II. The managing members of CMMC are the CM Members. CMMC, CMSI GP, CMSO II GP and each of the CM members may be deemed to beneficially own the securities held by the CM Funds. CMMC, CMSI GP and CMSO II GP and each of the CM Members each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. One of the CM Members has an indirect financial interest in Carl Marks Securities LLC, however, CMSO represented to us that it purchased these shares of Common Stock in the ordinary course of business, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock.

(10)
The business address of Charles Paquin is 330 Leopard Road, Berwyn, PA 19312.

(11)
The business address of Corre Opportunities II Master Fund, LP ("COMF") is 12 East 49th St., 40th Floor, New York, NY 10017. Corre Partners Management, LLC (the "Corre Investment Adviser") is the investment advisor for Corre Opportunities Qualified Master Fund, LP ("COQMF") and COMF (together with COQMF, the "Corre Funds"). Corre Partners Advisors, LLC (the "Corre General Partner") is the general partner of the Corre Funds. John Barrett and Eric Soderlund (together, the "Corre Managing Members") are managing members of the Corre Investment Adviser and the Corre General Partner. Corre Managing Members, the Corre Investment Adviser and the Corre General Partner may be deemed to beneficially own the securities held by the Corre Funds, but disclaim ownership for any purpose.

(12)
The business address of COQMF is 12 East 49th St., 40th Floor, New York, NY 10017. The Corre Investment Adviser is the investment advisor for the Corre Funds. The Corre General Partner is the general partner of the Corre Funds. The Corre Managing Members are managing members of the Corre Investment Adviser and the Corre General Partner. Corre Managing Members, the Corre Investment Adviser and the Corre General Partner may be deemed to beneficially own the securities held by the Corre Funds, but disclaim ownership for any purpose.

(13)
The business address of Dennis A. Miller is 2121 Avenue of the Stars, 23rd Floor, Los Angeles, CA 90067.

(14)
The business address of Eli Baker is 2121 Avenue of the Stars, 23rd Floor, Los Angeles, CA 90067.

(15)
The business address of Geode Diversified Fund ("Geode Diversified Fund") is One Post Office Square, 20th Floor, Boston, MA 02109. Geode Capital Management LP serves as investment manager to Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd. (the "Geode Fund"). Mitch Livstone and Ted Blake, portfolio managers of the Geode Fund, may be deemed to exercise ultimate investment power of the securities held by the Geode Fund.

(16)
The business address of Gordian Acquisition Corp. ("GAC") is 950 Third Ave., 17th Floor, New York, NY 10022. The controlling stockholders of GAC are Henry Owsley and Peter Kaufman, who together own a 95% interest in GAC. Henry Owsley and Peter Kaufman may be deemed to beneficially own the securities directly owned by GAC and by GAC's wholly-owned subsidiary, Gordian Group, LLC ("Gordian"), but each disclaims beneficial ownership of such securities except to the extent of their pecuniary interests therein. Gordian is a broker dealer, however, Gordian represented to us that it acquired these shares of Common Stock in the ordinary course of business, and, at the time of acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock.

(17)
The business address of Gordian is 950 Third Ave., 17th Floor, New York, NY 10022. GAC, as the parent company of Gordian, may be deemed to beneficially own the securities directly owned by Gordian, but disclaims beneficial ownership of such securities except to the extent of its pecuniary interests therein. The controlling stockholders of GAC are Henry Owsley and Peter Kaufman, who together own a 95% interest in GAC. Henry Owsley and Peter Kaufman may be deemed to beneficially own the securities directly owned by each of GAC and Gordian, but each disclaims beneficial ownership of such securities except to the extent of their pecuniary interests therein. Gordian is a broker dealer, however, Gordian represented to us that it acquired these shares of Common Stock in the ordinary course of business, and, at the time of acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock.

(18)
The business address of Harry E. Sloan is 2121 Avenue of the Stars, 23rd Floor, Los Angeles, CA 90067.

(19)
The business address of James Graf is 2121 Avenue of the Stars, 23rd Floor, Los Angeles, CA 90067.

(20)
The business address of James M. McNamara is 2121 Avenue of the Stars, 23rd Floor, Los Angeles, CA 90067.

(21)
The business address of KLS Diversified Master Fund L.P. (the "KLS Fund") is c/o KLS Diversified Asset Management LP, 452 Fifth Avenue, 22nd Floor, New York, NY 10018. KLS Diversified Asset Management LP ("KLS Asset Management") is the investment manager of the KLS Fund. KLS Diversified Master Fund GP Ltd. (the "KLS GP") is the general partner of the KLS Fund. John Steinhardt, Harry Lengsfield and Jeffrey Kronthal are the managing partners of KLS Asset Management and serve as directors of KLS GP. Each of KLS Asset Management, KLS GP and Messrs. Kronthal, Lengsfield and Steinhardt may be deemed to have beneficial ownership of the shares directly owned by the KLS Fund. KLS Asset Management, KLS GP and Messrs. Kronthal, Lengsfield and Steinhardt each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(22)
The business address of Long Ball Partners, LLC ("Long Ball") is 10100 Santa Monica Blvd., Suite 2400, Los Angeles, CA 90067. Long Ball is managed by Imperial Capital Asset Management, LLC ("ICAM") on a discretionary basis. ICAM, in its capacity as investment adviser to Long Ball, may be deemed to be the beneficial owner of the securities owned by Long Ball, as in its capacity as investment adviser it has the power to dispose of, direct the disposition of, and vote such securities. Jason W. Reese is President of ICAM, which is the managing member of Long Ball. As a control person of ICAM, Mr. Reese may be deemed to beneficially own the securities owned by Long Ball. Jason W. Reese and ICAM each disclaim beneficial ownership of the securities owned by Long Ball except to the extent of their pecuniary interest therein. Long Ball is an affiliate of a broker dealer, however, Long Ball represented to us that it purchased these shares of Common Stock in the ordinary course of business, and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Common Stock.

(23)
The business address of Marc Boily is 23 Ryan Road, Omemee, Ontario, Canada.

(24)
The business address of Scott Vogel is 885 Park Ave, New York, NY 10075. Mr. Vogel's shares are held through Vogel Partners LLC.

PLAN OF DISTRIBUTION

        We are registering 10,373,102 shares of Common Stock for possible sale by the Selling Stockholders. Of these shares, approximately 3.6 million are subject to restrictions on transfer until February 15, 2019, as described herein.

        We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

        We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus.

        The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term "Selling Stockholders" includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Subject to the provisions of our Securities Trading Policy, the Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  an over-the-counter distribution in accordance with the rules of the Nasdaq Capital Market;

  •
  through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

  •
  to or through underwriters or broker-dealers;

  •
  in "at the market" offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

  •
  in privately negotiated transactions;

  •
  in options transactions;

  •
  through a combination of any of the above methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Subject to the provisions of our Securities Trading Policy, which is applicable to members of our Board of Directors and certain of their affiliates, in connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Subject to the provisions of our Securities Trading Policy, as applicable, a Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

        In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

        In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

 DESCRIPTION OF SECURITIES

        The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

General

        The following is a description of our capital stock and certain provisions of our certificate of incorporation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

        We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our certificate of incorporation and bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law.

Authorized and Outstanding Stock

        Our Certificate of Incorporation authorizes the issuance of 501,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, including 400,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B common stock (our "Class B Common Stock") and (ii) 1,000,000 shares of Preferred Stock.

Common Stock

        This section describes the general terms and provisions of our Common Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

        The holders of shares of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Common Stock will be entitled to receive dividends if and when declared by our Board out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions. Upon liquidation, dissolution or winding-up of our Company, the holders of the Class A Common Stock will be entitled to receive an equal amount per share of all of our assets available for distribution, after the rights of the holders of any Preferred Stock have been satisfied. Holders of Class B Common Stock are not entitled to receive any portion of such assets in respect of their shares of Class B Common Stock. Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

        This section describes the general terms and provisions of our Preferred Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

        Preferred Stock may be issued from time to time in one or more series. Our Board can fix the rights, preferences and privileges applicable to the shares of each series and any of its qualifications, limitations or restrictions. Our Board is authorized, without stockholder approval, to issue Preferred

Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

        Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under any applicable prospectus or prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price per share;

  •
  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the Preferred Stock on any securities exchange or market;

  •
  whether the Preferred Stock will be convertible into our Common Stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the Preferred Stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the Preferred Stock will be represented by depositary shares;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

  •
  the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of Preferred Stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

        We have outstanding warrants exercisable for 44,750,000 shares of Common Stock, consisting of: (i) 50,000,000 warrants, each exercisable for one-half of one share of Common Stock issued in connection with Double Eagle's initial public offering (the "Public Warrants"); (ii) 19,500,000 warrants, each exercisable for one-half of one share of Common Stock issued in a private placement in connection with our initial public offering, (the "Private Warrants," and together with the Public Warrants, the "2015 Warrants"); and (iii) 10,000,000 warrants, each exercisable for one share of Common Stock issued in connection with our acquisition (the "ModSpace Acquisition") of Modular Space Holdings, Inc., a Delaware corporation (the "ModSpace Warrants"). The 2015 Warrants were issued under a warrant agreement dated September 10, 2015, between Continental Stock Transfer & Trust Company, as warrant agent, and Double Eagle. The ModSpace Warrants were issued under a warrant agreement dated August 15, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Public Warrants

        Each Public Warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustment, at any time. The Public Warrants will expire on November 29, 2022, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        We may call the Public Warrants for redemption in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days' prior written notice of redemption to each warrant holder and if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

        The Public Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        Public Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder.

Private Warrants

        The founders of Double Eagle and our former independent directors purchased 19,500,000 Private Warrants at a price of $0.50 per Private Warrant for an aggregate purchase price of $9,750,000 in a private placement that occurred simultaneously with Double Eagle's initial public offering. The Private Warrants may be exercised at any time. So long as the Private Warrants are held by the initial shareholders or their permitted transferees, such warrants may be exercised on a cashless basis and will not be redeemable by us. If the Private Warrants are held by holders other than the initial shareholders or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants.

ModSpace Warrants

        The ModSpace Warrants entitle the registered holder to purchase shares of Common Stock at an exercise price of $15.50 per share on a one to one basis, which may be adjusted in the event of an increase in the number of outstanding shares of Common Stock by share dividends (or a share split up or the payment of extraordinary dividends), a decrease in the number of shares of Common Stock by a consolidation, reverse split or similar transaction and in the in the event of certain reorganization transactions. Under the ModSpace Warrant Agreement, the ModSpace Warrants are not redeemable and may be replaced for replacement securities upon the occurrence of certain reorganization transactions of ours (other than those that would lead to an adjustment in the exercise price of the ModSpace Warrants). The ModSpace Warrants become exercisable on 180th day after closing of the ModSpace Acquisition and expire on November 29, 2022.

Dividends

        We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends is limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Registration Rights

        In connection with the closing of the Business Combination, we, Sapphire, Algeco/Scotsman S.à r.l. ("A/S Holdings"), and certain other parties named on the signature pages thereto, entered into the 2017 Registration Rights Agreement that amends and restates that certain registration rights agreement, dated September 10, 2015 by and among Double Eagle and certain of its initial investors and provides such initial investors, Sapphire and A/S Holdings with certain demand, shelf and piggyback registration rights covering all shares of Class A Common Stock owned by each holder, until such shares cease to be "Registrable Securities" as defined in the 2017 Registration Rights Agreement. The Registration Rights Agreement provides each of Sapphire, A/S Holdings and certain of the initial investors (the "Initiating Holders") the right to request an unlimited number of demands, at any time following the closing of the Business Combination and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Sapphire, A/S Holdings and the Initiating Holders, piggyback registration rights with respect to registration statements filed subsequent to the closing of the Business Combination. We are responsible for all Registration Expenses (as defined in the 2017 Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by any of Sapphire, A/S Holdings or the Initiating Holders.

        In connection with the closing of the ModSpace Acquisition, we entered into the 2018 Registration Rights Agreement by and among the Company and the ModSpace Investors who received the Common Stock and ModSpace Warrants as part of the consideration for the ModSpace Acquisition. The 2018 Registration Rights Agreement provides the ModSpace Investors with the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the 2018 Registration Rights Agreement grants the ModSpace Investors certain piggyback registration rights with respect to registration statements filed subsequent to the Closing Date. The Company is responsible for all Registration Expenses (as defined in the 2018 Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by the ModSpace Investors. The registration rights under the 2018 Registration Rights Agreement are subordinate to the registration rights granted to the investor parties to the 2017 Registration Rights Agreement. Under the 2018 Registration Rights Agreement, prior to the six month anniversary of the closing of the ModSpace Acquisition, (i) the ModSpace Investors agree to not sell, transfer or otherwise dispose of all or any portion of such holder's shares of Common Stock, except to a Permitted Transferee (as defined in the 2018 Registration Rights Agreement), and (ii) the Company agreed to file a registration statement, and to use its reasonable best efforts to cause it to become effective by the six-month anniversary, with respect to the ModSpace Warrants (including the Common Shares underlying the ModSpace Warrants) and the resale thereof.

Certain Anti-Takeover Provisions of Delaware Law, the Company's Certificate of Incorporation and Bylaws

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), which we refer to as "Section 203," regulating corporate takeovers.

        Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our Board approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our Certificate of Incorporation, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Certificate of Incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at three or more annual meetings.

        In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders' meeting.

        Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

        Pursuant to Rule 144 of the Securities Act ("Rule 144"), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  one percent (1%) of the total number of shares of common stock then outstanding; or

  •
  the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        Upon the closing of the Business Combination, the Company ceased to be a shell company and filed the Form 10 type information required.

Transfer Agent and Warrant Agent

        The transfer agent and warrant agent for our Common Stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

        Our Common Stock is listed on Nasdaq under the symbol "WSC."

 LEGAL MATTERS

        The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Allen & Overy LLP, New York.

EXPERTS

        The consolidated financial statements of WillScot Corporation appearing in WillScot Corporation's Annual Report ("Form 10-K") for the year ended December 31, 2017, have been audited by Ernst & Young LLP ("EY"), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Prior to the engagement of EY as WSII's independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board ("PCAOB"), EY and other associated entities of Ernst & Young Global Limited ("EYG") had lending relationships with a 12.40% owner of WSII's parent company. The independent auditor having a lending relationship with a record or beneficial owner of greater than 10% of the outstanding shares of the parent of an audit client is not in accordance with the auditor independence rules of Regulation S-X and the PCAOB. All such lending relationships were terminated during 2015. The lending relationship did not affect the audit procedures or audit judgments in connection with the audits of WSII's consolidated financial statements.

        Additionally prior to the engagement of EY as WSII's independent registered public accounting firm under the PCAOB standards, a member firm of EYG in Norway was engaged to provide a loan staffing service whereby an employee of such member firm acted in a management function from January 2015 through July 2015 for a controlled investee of TDR Capital LLP, the ultimate parent of WSII. The entity for whom the engagement was performed is an affiliate of WSII under the SEC independence rules by virtue of being under common control by the same ultimate parent. This service is prohibited under the auditor independence rules of Regulation S-X and the PCAOB. The service was not related to, and did not affect, the consolidated financial statements of WSII nor EY's related audits. Total fees collected by the EYG member firm for the loan staffing services were insignificant in relation to the total fees for EY's audits. None of the professionals who provided the service were members of the EY audit engagement team with respect to the audits of WSII's consolidated financial statements.

        After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters do not impair EY's ability to exercise objective and impartial judgment in connection with its audits of WSII's consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audits of WSII's consolidated financial statements. After considering these matters, WSII's management and the audit committee charged with governance over WSII concur with EY's conclusions.

        The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2017 and for the period from March 3, 2017 to September 30, 2017 ("Successor") included on Exhibit 99.1 of WillScot Corporation's Current Report on Form 8-K dated July 24, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to ModSpace's joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2016 and for the period from October 1, 2016 to March 2, 2017, and for each of the two years in the period ended September 30, 2016 ("Predecessor") included on Exhibit 99.1 of WillScot Corporation's Current Report on Form 8-K dated July 24, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

DOCUMENTS INCORPORATED BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov. Our SEC filings are also available through our website at www.willscot.com. Information on or connected to our website does not constitute a part of this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to "incorporate by reference" into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion or termination of the offering (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2018 and our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2018; and

  •
  our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 5, 2018, March 26, 2018, June 21, 2018, June 22, 2018, July 13, 2018, July 24, 2018, July 30, 2018, July 30, 2018, August 7, 2018, August 16, 2018, August 23, 2018, and September 17, 2018.

        You may obtain a copy of these filings at no cost, by contacting us at any of the following:

WillScot Corporation
901 S. Bond Street, Suite 600
Baltimore, Maryland 21231
Attention: General Counsel & Corporate Secretary
(410) 931-6000

        You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus which we deliver to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information provided by this prospectus, any document incorporated by reference herein or therein or in any free writing prospectus that we may authorize or provide to you is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates. The shares of Common Stock are being offered and sold only in jurisdictions where offers and sales are permitted.

WillScot Corporation

PART II
Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$21,760.95
FINRA filing fee	—
Printing and engraving expenses	$10,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$40,000.00
Miscellaneous	—

Total(1)	$121,760.95

(1)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

        The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

        The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant's Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.    Exhibits.

Exhibit Number		Exhibit Title
1.1	*	Form of Underwriting Agreement
2.1
Stock Purchase Agreement among Double Eagle Acquisition Corp., Williams Scotsman Holdings Corp., Algeco Scotsman Global S.á r.l. and Algeco Scotsman Holdings Kft., dated as of August 21, 2017 (incorporated by reference to the corresponding exhibit to the Company's Current Report on Form 8-K, filed August 21, 2017).
2.2
Amendment to the Stock Purchase Agreement among Double Eagle Acquisition Corp., Williams Scotsman Holdings Corp., Algeco Scotsman Global S.á r.l. and Algeco Scotsman Holdings Kft., dated as of September 6, 2017 (incorporated by reference to the corresponding exhibit to the Company's Registration Statement on Form S-4, filed September 6, 2017).
2.3
Second Amendment to the Stock Purchase Agreement among Double Eagle Acquisition Corp., Williams Scotsman Holdings Corp., Algeco Scotsman Global S.á r.l. and Algeco Scotsman Holdings Kft., dated as of November 6, 2017 (incorporated by reference to the corresponding exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-4, filed November 6, 2017).
2.4
Membership Interest Purchase Agreement by and between Acton Resources Holdings LLC and Williams Scotsman International, Inc., dated as of dated December 11, 2017 (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed December 13, 2017).
2.5
Agreement and Plan of Merger, by and among WillScot Corporation, Mason Merger Sub, Inc., Modular Space Holdings, Inc. and NANOMA LLC, solely in its capacity as the Holder Representative, dated as of June 21, 2018 (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed June 22, 2018).
3.1		Certificate of Incorporation of WillScot Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed December 5, 2017).
3.2
Certificate of Ownership and Merger of WillScot Sub Corporation into Double Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, filed on December 21, 2017).
3.3		Bylaws of WillScot Corporation (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, filed December 5, 2017).
4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Company's Registration Statement on Form S-4, filed October 11, 2017).
4.2
Warrant Agreement between Double Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of September 10, 2015 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed September 16, 2015).
4.3
Amended and Restated Registration Rights Agreement among WillScot Corporation, Sapphire Holding S.à r.l., Algeco/Scotsman S.à r.l. and the other parties named therein, dated as of November 29, 2017 (incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K, filed December 5, 2017).

Exhibit Number		Exhibit Title
4.4		Warrant Agreement between WillScot Corporation and Continental Stock Transfer & Trust Company, dated as of August 15, 2018 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed August 16, 2018).
4.5
Registration Rights Agreement, by and among WillScot Corporation and the investor parties named therein, dated as of July 26, 2018, (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed August 16, 2018).
5.1	**	Opinion of Allen & Overy LLP.
23.1	**	Consent of Ernst & Young LLP.
23.2	**	Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Allen & Overy LLP (included in Exhibit 5.1 to the Registration Statement).
24.1		Powers of Attorney (included on the signature page of the Registration Statement).

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if necessary.

**
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

  Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, WillScot Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on September 21, 2018.

WILLSCOT CORPORATION
/s/ BRADLEY L. BACON
Name:	Bradley L. Bacon
Title:	Vice President, General Counsel and Corporate Secretary

 POWER OF ATTORNEY

        Each of the undersigned, whose signature appears below, hereby constitutes and appoints Bradley L. Soultz and Bradley L. Bacon, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ BRADLEY L. SOULTZ Bradley L. Soultz	President and Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2018
/s/ TIMOTHY D. BOSWELL Timothy D. Boswell	Chief Financial Officer (Principal Financial Officer)	September 21, 2018
/s/ SALLY J. SHANKS Sally J. Shanks	Chief Accounting Officer (Principal Accounting Officer)	September 21, 2018
/s/ GERARD E. HOLTHAUS Gerard E. Holthaus	Chairman of the Board	September 21, 2018
/s/ MARK S. BARTLETT Mark S. Bartlett	Director	September 21, 2018
/s/ GARY LINDSAY Gary Lindsay	Director	September 21, 2018
/s/ STEPHEN ROBERTSON Stephen Robertson	Director	September 21, 2018

Signature	Capacity in Which Signed	Date

/s/ FREDRIC D. ROSEN Fredric D. Rosen	Director	September 21, 2018
/s/ JEFF SAGANSKY Jeff Sagansky	Director	September 21, 2018